Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 of Euronav NV of our report dated March 15, 2018, relating to the consolidated financial statements of Gener8 Maritime, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Gener8 Maritime, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

New York, New York

March 30, 2018